Exhibit 99.1

REVISED

TTEC Announces Fourth Quarter and Full Year 2017 Financial Results

Fourth Quarter 2017

Completes Rebranding to TTEC

Increases Semi-annual Dividend

Signs $119 Million in New Business

Acquires Digital Customer Experience Trust & Safety Company, Motif, Inc.

Revenue was a Record $426.6 Million ($423.2 Million Non-GAAP AHFS/WD)

Operating Income of $36.6 Million or 8.6 Percent of Revenue

($47.5 Million or 11.2 Percent Non-GAAP AHFS/WD)

Including a One-time Mandatory Deemed Repatriation Tax from The 2017 U.S. Tax Act,

Fully Diluted Loss Per Share of 89 Cents (Positive EPS of 67 Cents Non-GAAP)

Provides Outlook for Full Year 2018 Revenue and Operating Income

DENVER, March 12, 2018 — TTEC (NASDAQ: TTEC), a leading global technology and services provider focused exclusively on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“2017 was a strong year for us. We exceeded our financial goals with record revenue and adjusted operating income, completed two strategic acquisitions, added many marquee names to our client portfolio, launched our insight-driven, technology-enabled Humanify Customer Engagement as a Service offering, strengthened our leadership team and continued to lead the industry in client satisfaction,” commented Ken Tuchman, TTEC chairman and chief executive officer.

“With these accomplishments, combined with the underlying momentum across the business, we also took the step to rename the company to TTEC to reflect our successful transformation to an integrated end-to-end omnichannel customer experience services partner and leader in digitizing the customer experience. The name change was a strategic business decision representing the culmination of hundreds of millions of dollars of investment in strategic acquisitions, R&D including over 100 patents, and our diversified capabilities, alongside the successful adoption of our end-to-end platform by clients across the globe,” Tuchman explained.

“With the proliferation of channels in combination with relevant and dynamic customer insights, every touchpoint is a unique opportunity to form a lasting customer relationship. Service experience is the new brand differentiator and captivating omnichannel experiences is the modern day currency for retention and growth. Across the globe, we are being chosen as a strategic partner for customer experience transformation combining strategy, analytics, AI and technology with human talent to drive growth, increase profitability and deepen customer loyalty,” concluded Tuchman.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

FULL YEAR 2017 FINANCIAL HIGHLIGHTS

GAAP - In accordance with Generally Accepted Accounting Principles.

Non-GAAP AHFS/WD (Excluding Assets Held for Sale and Wind-down) - As discussed below and shown in the attached reconciliation table, the definition of Non-GAAP AHFS/WD excludes from revenue and operating income i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges.

Revenue

•                  Full year 2017 GAAP revenue increased 15.8 percent to $1.477 billion compared to $1.275 billion in 2016.

•                  On a non-GAAP AHFS/WD basis, 2017 revenue grew 17.3 percent over the prior year to $1.457 billion. Organic revenue growth was 4.3 percent.

Income from Operations

•                  Full year 2017 GAAP income from operations was $100.5 million or 6.8 percent of revenue compared to $52.8 million or 4.1 percent of revenue in 2016.

•                  2017 income from operations on a non-GAAP AHFS/WD basis, excluding $20.0 million in restructuring and integration charges, and asset impairments, was $122.5 million, representing 8.4 percent of adjusted revenue versus 7.6 percent the prior year.

Earnings Per Share

•                  Full year 2017 GAAP fully diluted earnings per share attributable to TTEC shareholders, including a one-time mandatory deemed repatriation tax of $62.4 million (or $1.34 per share) related to new U.S. tax reform legislation, was $0.16 compared to $0.71 in 2016.

•                  Non-GAAP fully diluted earnings per share was $1.80 compared to $1.32 in the prior year.

Bookings

During the full year 2017, TTEC signed an estimated $442 million in annualized contract value revenue from new and expanded client relationships, a 4.7 percent increase over the prior year. The bookings mix was diversified across verticals with approximately 77 percent from existing clients and 13 percent outside of the United States.

FOURTH QUARTER 2017 FINANCIAL HIGHLIGHTS

Revenue

•                  Fourth quarter 2017 GAAP revenue increased 23.7 percent to $426.6 million compared to $344.9 million in the prior year period.

•                  Non-GAAP AHFS/WD revenue increased 25.4 percent to $423.2 million over the prior year period. Organic revenue growth was 7.5 percent.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Income from Operations

•                  Fourth quarter 2017 GAAP income from operations was $36.6 million, or 8.6 percent of revenue, compared to $6.2 million, or 1.8 percent of revenue in the fourth quarter 2016.

•                  Non-GAAP AHFS/WD income from operations, excluding $10.2 million in restructuring and integration charges, and asset impairments, was $47.5 million or 11.2 percent of adjusted revenue versus 10.1 percent the prior year.

Earnings Per Share

•                  Fourth quarter 2017 GAAP fully diluted loss per share attributable to TTEC shareholders, including a one-time mandatory deemed repatriation tax of $62.4 million (or $1.34 per share) related to new U.S. tax reform legislation, was $0.89 compared to a loss of $0.01 in the same period last year.

•                  Non-GAAP fully diluted earnings per share was $0.67 compared to $0.42 in the prior year.

Bookings

•                  During the fourth quarter 2017, TTEC signed an estimated $119 million in annualized contract value revenue from new and expanded client relationships. The fourth quarter bookings mix was diversified across verticals with 72 percent from existing clients and 10 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•                  As of December 31, 2017, TTEC had cash and cash equivalents of $74.4 million and debt of $361.3 million, resulting in a net debt position of $286.9 million.

•                  As of December 31, 2017, TTEC had approximately $350 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the fourth quarter 2017 was a negative $36.5 million compared to $1.0 million in the fourth quarter 2016. For the full year, cash flow from operations was a positive $113.2 million compared to $111.8 million in 2016.

•                  Capital expenditures in the fourth quarter 2017 were $8.0 million compared to $12.0 million in the fourth quarter 2016.  For the full year, capital expenditures were $52.0 million compared to $50.8 million in 2016.

•                  Declared a 25-cent dividend per share, or $11.5 million, which was paid on October 17, 2017 to shareholders of record on October 5, 2017. The dividend represented a 25 percent increase over the distribution paid in October 2016.

•                  No shares of common stock were repurchased in the fourth quarter 2017. For the full year 2017, approximately 609 thousand shares of common stock were repurchased for a cost of $18.3 million. As of December 31, 2017, $26.6 million was authorized for future share repurchases.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS fourth quarter 2017 GAAP revenue increased 32.1 percent to $343.3 million compared to $259.9 million in the year ago quarter. Organic revenue growth was 8.8 percent. Income from operations was $34.4 million or 10.0 percent of revenue compared to $14.4 million or 5.5 percent of revenue in the prior year.

•                  Non-GAAP income from operations was $39.2 million or 11.4 percent of revenue. This compares to $27.0 million or 10.4 percent of revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                  CGS fourth quarter 2017 GAAP revenue declined 9.9 percent to $31.8 million compared to $35.3 million in the year ago quarter. Income from operations was $1.5 million or 4.7 percent of revenue compared to $2.8 million or 8.0 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue declined 9.0 percent to $30.9 million over the year ago period and income from operations was $2.1 million or 6.9 percent of adjusted revenue. This compares to $2.9 million or 8.5 percent of adjusted revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS fourth quarter 2017 GAAP revenue grew 4.6 percent to $33.5 million compared to $32.1 million in the year ago quarter. Income from operations was $1.0 million or 3.0 percent of revenue compared to an operating loss of $9.0 million or negative 28.1 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 21.6 percent to $33.5 million over the year ago period and income from operations was $4.4 million or 13.0 percent of adjusted revenue. This compares to $2.2 million or 7.9 percent of adjusted revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS fourth quarter 2017 GAAP revenue grew 2.1 percent to $18.0 million from $17.7 million in the year ago quarter. Loss from operations was $0.3 million or a negative 1.7 percent of revenue compared to an operating loss of $1.9 million or negative 11.0 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue declined 2.7 percent to $15.5 million over the year ago period and income from operations was $1.8 million or 11.5 percent of adjusted revenue. This compares to operating income of $2.0 million or 12.7 percent of revenue in the prior year.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

BUSINESS OUTLOOK

“We are pleased with our 2017 performance, which exceeded our expectations and guidance,” commented Regina Paolillo, chief financial and administrative officer at TTEC. “In addition to our unwavering strategic focus to differentiate our solution portfolio and improve our go-to-market platforms, it is clear that the sales execution and profit optimization initiatives that we executed in 2016 was a noteworthy catalyst to our record 2017 performance.”

Paolillo continued, “We enter 2018 with a strong backlog supporting our continued progress in growing our top line and expanding our profit margins. Our revenue backlog is a premium to prior years, our cost structure is streamlined, and our sales and operations teams are aligned to increasingly deliver our full suite of unified capabilities across TTEC Digital and TTEC Engage. Last, our Board remains committed to maximizing shareholder value by utilizing our balance sheet and cash flow to invest in acquisitions and other strategic investments as well as distribute capital to our shareholders.”

We anticipate full year 2018 guidance, excluding non-GAAP AHFS/WD (Assets Held for Sale and Wind-down), which represents approximately $8 million of revenue and breakeven operating income, as follows:

•                  Revenue — GAAP revenue estimated to increase 3.3 to 4.7 percent between $1.505 and $ 1.525 billion.

•                  EBITDA Margin — Non-GAAP EBITDA margin estimated between 13.0 and 13.3 percent.

•                  Operating Income Margin — GAAP operating income margin estimated between 8.7 and 8.9 percent.

•                  Capital Expenditures — Capital expenditures estimated at 3.8 percent of revenue, of which approximately 70 percent is growth oriented.

SEC FILINGS

The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TTEC’s website, which can be found at www.ttec.com.

About TTEC (pronounced T-tec):

TTEC (NASDAQ: TTEC) is a leading global technology and services provider focused exclusively on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, growth and digital trust and safety services. Founded in 1982, the Company’s 56,000 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com.

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Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenue	$426,623	$344,947	$1,477,365	$1,275,258

Operating Expenses:
Cost of services	312,618	249,943	1,110,068	941,592
Selling, general and administrative	49,942	44,895	182,314	175,797
Depreciation and amortization	17,234	16,914	64,507	68,675
Restructuring and integration charges, net	4,897	502	14,665	4,392
Impairment losses	5,322	26,448	5,322	32,050
Total operating expenses	390,013	338,702	1,376,876	1,222,506

Income From Operations	36,610	6,245	100,489	52,752

Other income (expense)	(8,318)	290	(11,602)	(2,454)

Income Before Income Taxes	28,292	6,535	88,887	50,298

Provision for income taxes	(69,016)	(6,196)	(78,075)	(12,863)

Net Income	(40,724)	339	10,812	37,435

Net income attributable to noncontrolling interest	(728)	(953)	(3,556)	(3,757)

Net Income Attributable to TTEC Stockholders	$(41,452)	$(614)	$7,256	$33,678

Net Income Per Share Attributable to TTEC Stockholders

Basic	$(0.90)	$(0.01)	$0.16	$0.71

Diluted	$(0.89)	$(0.01)	$0.16	$0.71

Income From Operations Margin	8.6%	1.8%	6.8%	4.1%
Net Income Attributable to TTEC Stockholders Margin	(9.7)%	(0.2)%	0.5%	2.6%
Effective Tax Rate	243.9%	94.8%	87.8%	25.6%

Weighted Average Shares Outstanding
Basic	45,856	46,386	45,826	47,423
Diluted	46,461	46,677	46,382	47,736

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenue:
Customer Management Services	$343,252	$259,933	$1,141,760	$924,325
Customer Growth Services	31,808	35,292	128,698	141,005
Customer Technology Services	33,527	32,056	138,581	141,254
Customer Strategy Services	18,036	17,666	68,326	68,674
Total	$426,623	$344,947	$1,477,365	$1,275,258

Income From Operations:
Customer Management Services	$34,402	$14,352	$78,206	$50,541
Customer Growth Services	1,508	2,831	7,803	6,969
Customer Technology Services	1,013	(8,999)	12,047	933
Customer Strategy Services	(313)	(1,939)	2,433	(5,691)
Total	$36,610	$6,245	$100,489	$52,752

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$74,437	$55,264
Accounts receivable, net	385,751	300,808
Other current assets	74,767	66,940
Assets held for sale	7,835	10,715
Total current assets	542,790	433,727

Property and equipment, net	163,297	151,037
Other assets	372,649	261,540

Total assets	$1,078,736	$846,304

LIABILITIES AND EQUITY
Total current liabilities	$200,456	$178,672
Liabilities held for sale	1,322	1,357
Other long-term liabilities	514,113	304,380
Total equity	362,845	361,895

Total liabilities and equity	$1,078,736	$846,304

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenue	$426,623	$344,947	$1,477,365	$1,275,258

Reconciliation of EBIT & EBITDA:

Net Income (Loss) Attributable to TTEC stockholders	$(41,452)	$(614)	$7,256	$33,678
Interest income	(821)	(408)	(2,841)	(1,234)
Interest expense	5,035	2,185	13,734	7,943
Provision for income taxes	69,016	6,196	78,075	12,863
EBIT	$31,778	$7,359	$96,224	$53,250

Depreciation and amortization	17,234	16,914	64,507	68,675

EBITDA	$49,012	$24,273	$160,731	$121,925

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$(40,724)	$339	$10,812	$37,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,234	16,914	64,507	68,675
Other	(13,001)	(16,261)	37,833	5,720
Net cash provided by operating activities	(36,491)	992	113,152	111,830

Less - Total Capital Expenditures	8,026	11,969	51,958	50,832

Free Cash Flow	$(44,517)	$(10,977)	$61,194	$60,998

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$36,610	$6,245	$100,489	$52,752
Restructuring and integration charges, net	4,897	502	14,665	4,392
Impairment losses	5,322	26,448	5,322	32,050

Non-GAAP Income from Operations	$46,829	$33,195	$120,476	$89,194

Non-GAAP Income from Operations Margin	11.0%	9.6%	8.2%	7.0%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TTEC stockholders	$(41,452)	$(614)	$7,256	$33,678
Add: Asset impairment, restructuring and integration charges, net of related taxes	6,401	18,479	12,304	26,190
Add: Estimated (gain) loss on assets held for sale, net of related taxes	(360)	—	1,547	4,208
Add: Changes in acquisition contingent consideration / transition services agreement, net of related taxes	3,150	(118)	3,150	(4,553)
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition	1,210	—	1,210	—
Less: Gain on dissolution of foreign subsidiary, net of related taxes	—	—	(1,891)	—
Less: Gain on sale of business unit	(155)	—	(258)	—
Add: US 2017 Tax Act	62,372	—	62,372	—
Add: Changes in valuation allowance and returns to provision adjustments	25	1,720	(2,175)	3,623

Non-GAAP Net Income Attributable to TTEC stockholders	$31,191	$19,467	$83,515	$63,146

Diluted shares outstanding	46,461	46,677	46,382	47,736

Non-GAAP EPS Attributable to TTEC stockholders	$0.67	$0.42	$1.80	$1.32

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TTEC stockholders	$(41,452)	$(614)	$7,256	$33,678
Interest income	(821)	(408)	(2,841)	(1,234)
Interest expense	5,035	2,185	13,734	7,943
Provision for income taxes	69,016	6,196	78,075	12,863
Depreciation and amortization	17,234	16,914	64,507	68,675
Asset impairment, restructuring and integration charges	10,219	26,950	19,987	36,442
Gain on dissolution of a foreign subsidiary	—	—	(3,160)	—
Gain on sale of business unit	(259)	—	(430)	—
Changes in acquisition contingent consideration / transition service agreement	5,250	(199)	5,250	(4,766)
Estimated (gain) loss of assets held for sale	(600)	—	2,578	5,300
Equity-based compensation expenses	3,494	2,495	11,852	9,773

Non-GAAP EBITDA	$67,116	$53,519	$196,808	$168,674

TELETECH HOLDINGS, INC.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

FOURTH QUARTER

(three months end, December 31, 2017)

Revenue

	GAAP Revenue	Non-GAAP Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CMS	$343,252	$—	$343,252
YoY Growth Rate:	32.1%		32.1%

CGS	$31,808	$915	$30,893
YoY Growth Rate:	-9.9%		-9.0%
CTS	$33,527	$—	$33,527
YoY Growth Rate:	4.6%		21.6%
CSS	$18,036	$2,542	$15,494
YoY Growth Rate:	2.1%		-2.7%

Company (Consolidated)	$426,623	$3,457	$423,166
YoY Growth Rate:	23.7%		25.4%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CMS		$34,402	$4,791	$39,193	$—	$39,193
	Operating Margin:	10.0%		11.4%		11.4%

CGS		$1,508	$—	$1,508	$(619)	$2,127
	Operating Margin:	4.7%		4.7%		6.9%
CTS		$1,013	$3,300	$4,313	$(56)	$4,369
	Operating Margin:	3.0%		12.9%		13.0%
CSS		$(313)	$2,128	$1,815	$25	$1,790
	Operating Margin:	-1.7%		10.1%		11.5%

Company		$36,610	$10,219	$46,829	$(650)	$47,479
	Operating Margin:	8.6%		11.0%		11.2%

Segments Defined: CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) restructuring charges.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

FOURTH QUARTER

(twelve months end, December 31, 2017)

Revenue

	GAAP Revenue	Non-GAAP Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CMS	$1,141,760	$—	$1,141,760
YoY Growth Rate:	23.5%		23.5%

CGS	$128,698	$4,430	$124,268
YoY Growth Rate:	-8.7%		-8.1%
CTS	$138,581	$6,780	$131,801
YoY Growth Rate:	-1.9%		8.5%
CSS	$68,326	$8,858	$59,468
YoY Growth Rate:	-0.5%		-2.6%

Company (Consolidated)	$1,477,365	$20,068	$1,457,297
YoY Growth Rate:	15.8%		17.3%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CMS		$78,206	$14,348	$92,554	$—	$92,554
	Operating Margin:	6.8%		8.1%		8.1%

CGS		$7,803	$—	$7,803	$(1,061)	$8,864
	Operating Margin:	6.1%		6.1%		7.1%
CTS		$12,047	$3,477	$15,524	$472	$15,052
	Operating Margin:	8.7%		11.2%		11.4%
CSS		$2,434	$2,162	$4,596	$(1,435)	$6,031
	Operating Margin:	3.6%		6.7%		10.1%

Company		$100,489	$19,987	$120,477	$(2,024)	$122,501
	Operating Margin:	6.8%		8.2%		8.4%

Segments Defined: CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) restructuring charges.